UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2019

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation)	(SEC File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660 Vancouver, Washington	98660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (360) 980-8524

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Commercialization and License Agreement

On December 17, 2019, CytoDyn Inc. (the “Company”) entered into a Commercialization and License Agreement (the “License Agreement”) and a Supply Agreement (the “Supply Agreement”) with Vyera Pharmaceuticals, LLC, a Delaware limited liability company (“Vyera”). Pursuant to the License Agreement, the Company granted Vyera an exclusive royalty-bearing license to commercialize pharmaceutical preparations containing leronlimab (PRO 140) (the “Product”) for treatment of HIV in humans (the “Field”) in the United States (the “Territory”).

Pursuant to the terms of the License Agreement, and subject to the conditions set forth therein, Vyera will bear the cost of, and be responsible for, among other things, commercializing the Product in the Territory and will use commercially reasonable efforts to commercialize the Product in the Field in the Territory. Under the terms of the License Agreement, CytoDyn is permitted to license the Product outside of the Territory for uses in the Field or outside the Field or inside the Territory for uses outside of the Field.

In consideration of the license and other rights granted by the Company, Vyera has agreed to pay the Company, within three business days of the effective date of the License Agreement, a $0.5 million license issue fee, with additional payments totaling up to approximately $87.0 million to be made upon the achievement of certain sales and regulatory milestones. Certain milestones are subject to reduction if not achieved within an agreed-upon timeframe. Vyera may also pay the Company additional potential milestone payments upon the regulatory approval of the Product for certain subsequent indications in the Field. Whether a particular subsequent indication qualifies for an additional milestone payment shall be determined in good faith by the parties. In addition, during the Royalty Term (as defined below), Vyera is obligated to pay the Company a royalty equal to 50% of Vyera’s gross profit margin from Product sales (defined in the License Agreement as “Net Sales”) in the Territory. The royalty is subject to reduction during the Royalty Term after patent expiry and expiry of regulatory exclusivity. Following expiration of the Royalty Term, Vyera will continue to maintain non-exclusive rights to commercialize the Product.

In addition, as partial consideration for the License Agreement, within seven days of the effective date of the License Agreement, Vyera will make an equity investment of $4.0 million in the Company (the “Equity Investment”), in consideration for which the Company will issue to Vyera 13,114,754 shares of CytoDyn’s common stock, $0.001 par value per share (“Common Stock”), and a warrant to purchase 6,557,377 shares of Common Stock with an exercise price of $0.30 per share.

The License Agreement will expire upon the expiration of the Royalty Term. The “Royalty Term” means the period beginning on the date of the first commercial sale of the Product and ends on the latest of (i) the expiration of the last valid claim of the patents covering the Product, (ii) ten years after the first commercial sale of the Product, (iii) the expiration of regulatory exclusivity for the Product and (iv) the Biosimilar Entry Date (as defined in the License Agreement). The License Agreement may be terminated by either party for material breach, upon a party’s insolvency or bankruptcy, or for a safety concern or clinical failure.

Vyera has the right to terminate the License Agreement (i) on or after the second anniversary of the effective date of the License Agreement upon written notice to the Company in the event the approval (“Regulatory Approval”) by the U.S. Food and Drug Administration of the Biologics License Application for the Product for the manufacture and sale of the Product in the Territory for the Initial Indication (as defined in the License Agreement) has not been received by such second anniversary, (ii) if Vyera fails to achieve certain aggregate Net Sales (as defined in the License Agreement) of the Product during the period beginning on the date of first commercial sale and ending on the date that is two years from the date of the first commercial sale, and (iii) at Vyera’s convenience following the second anniversary of the first commercial sale of the Product with 180 days’ written notice.

The Company has the right to terminate the License Agreement (i) if Vyera challenges the validity of any patent controlled by the Company, (ii) if Vyera fails to make a first commercial sale within 60 days following the later of Regulatory Approval of the Product and the date the Company supplies (or is ready to supply) Vyera with the Product for sale pursuant to the Supply Agreement, (iii) upon Vyera’s breach of certain obligations and covenants contained in the License Agreement, (iv) upon Vyera’s failure to meet certain minimum requirements contained in the Commercialization Plan (as defined in the License Agreement), subject to a cure period and (v) upon Vyera’s failure to make the Equity Investment (as defined below) within seven days of the effective date of the License Agreement.

The License Agreement also contains customary representations, warranties and covenants by both parties, as well as customary provisions relating to indemnification, confidentiality and other matters.

Supply Agreement

Pursuant to the Supply Agreement, the Company has agreed to supply to Vyera and Vyera has agreed to purchase from the Company its requirements of Product for commercialization under the License Agreement. The price that Vyera will pay for purchases of Product is capped at an agreed upon amount that will rise over time in accordance with the Producer Price Index for Pharmaceutical Preparation Manufacturing published by the United States Department of Labor, Bureau of Labor Statistics. Under the terms of the Supply Agreement, Vyera is obligated to make purchases of the Product from the Company pursuant to Vyera’s forecasted requirements, updated monthly, which will contain a binding period that will increase over the course of the first two years following receipt of Regulatory Approval of the Product for the Initial Indication. The Supply Agreement contains customary representations, warranties and covenants, including representations and warranties relating to compliance of the Product with specifications and applicable governmental rules and covenants with respect to the rejection of delivered Product and non-conforming Product, product recalls and regulatory communications.

The Supply Agreement will expire at the expiration of the Royalty Term, provided that Vyera shall have the right, in its sole discretion, to extend the term of the Supply Agreement for so long as Vyera agrees to continue to pay the Company an agreed-upon royalty payment. The Supply Agreement will automatically terminate upon the termination of the License Agreement in the event that the termination of the License Agreement occurs prior to the expiration of the Royalty Term. The Supply Agreement may be terminated by either party for material breach or upon a party’s insolvency or bankruptcy.

Copies of the License Agreement and the Supply Agreement will be filed as exhibits in an amendment to this Current Report on Form 8-K or in a subsequent periodic report to be filed under the Securities Exchange Act of 1934.

Item 7.01.	Regulation FD Disclosure

On December 17, 2019, the Company issued a press release relating to the announcements described in Item 1.01 above, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit No.	Description

99.1	Press Release dated December 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoDyn Inc.

December 18, 2019	By:	/s/ Craig Eastwood
	Name:	Craig Eastwood
	Title:	Chief Financial Officer